AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has:

(i)	determined to change the name of the Disciplined Growth Plus Fund to AC Alternatives Disciplined Long Short Fund;

(ii)	determined to eliminate the C Class of shares for the AC Alternatives Emerging Opportunities Total Return Fund;

(iii)
determined to change the name of the Institutional Class of common stock to I Class for the series of shares titled AC Alternatives Disciplined Long Short Fund, AC Alternatives Equity Market Neutral Fund, Core Equity Plus Fund, Disciplined Growth Fund, Emerging Markets Value Fund, Equity Growth Fund, Global Gold Fund, Income & Growth Fund, International Core Equity Fund, Multi-Asset Real Return Fund, and Small Company Fund;

(iv)	determined to change the name of the Institutional Class of common stock to R5 Class for the series of shares titled AC Alternatives Emerging Opportunities Total Return Fund;

(v)
duly established a new R5 Class for the series of shares titled AC Alternatives Equity Market Neutral Fund, Disciplined Growth Fund, Equity Growth Fund, Income & Growth Fund, Multi-Asset Real Return Fund, and Small Company Fund;

(vi)	duly established a new Y Class for the series of shares titled AC Alternatives Emerging Opportunities Total Return Fund, AC Alternatives Equity Market Neutral Fund, and Disciplined Growth Fund;

(vii)	duly established a new I Class for the series of shares titled AC Alternatives Emerging Opportunities Total Return Fund;

(viii)	duly approved increasing the number of shares of capital stock that the Corporation has the authority to issue to Six Billion Five Hundred Million (6,500,000,000); and

(ix)
increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

THIRD: Immediately prior to the Reallocation the Corporation had the authority to issue Five Billion (5,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Six Billion Five Hundred Million (6,500,000,000) shares of capital stock.

FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Fifty Million Dollars ($50,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Sixty-Five Million Dollars ($65,000,000).

SIXTH: Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the seventeen (17) series of stock and aggregate par value of each Class was as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Global Gold Fund	Investor	250,000,000	$2,500,000
	Institutional	30,000,000	300,000
	A	20,000,000	200,000
	C	15,000,000	150,000
	R	20,000,000	200,000

Income & Growth Fund	Investor	300,000,000	$3,000,000
	Institutional	40,000,000	400,000
	A	65,000,000	650,000
	C	15,000,000	150,000
	R	20,000,000	200,000

Equity Growth Fund	Investor	500,000,000	$5,000,000
	Institutional	100,000,000	1,000,000
	A	70,000,000	700,000
	C	20,000,000	200,000
	R	20,000,000	200,000

Utilities Fund	Investor	180,000,000	$1,800,000

Disciplined Growth Fund	Investor	200,000,000	$2,000,000
	Institutional	150,000,000	1,500,000
	A	70,000,000	700,000
	C	20,000,000	200,000
	R	20,000,000	200,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
AC Alternatives Equity	Investor	40,000,000	$400,000
Market Neutral Fund	Institutional	30,000,000	300,000
	A	20,000,000	200,000
	C	20,000,000	200,000
	R	20,000,000	200,000

Small Company Fund	Investor	325,000,000	$3,250,000
	Institutional	40,000,000	400,000
	A	40,000,000	400,000
	C	15,000,000	150,000
	R	20,000,000	200,000

NT Equity Growth Fund	Institutional	600,000,000	$6,000,000

NT Small Company Fund	Institutional	225,000,000	$2,250,000

International Core Equity Fund	Investor	40,000,000	$400,000
	Institutional	25,000,000	250,000
	A	20,000,000	200,000
	C	15,000,000	150,000
	R	15,000,000	150,000

Core Equity Plus Fund	Investor	100,000,000	$1,000,000
	Institutional	25,000,000	250,000
	A	15,000,000	150,000
	C	15,000,000	150,000
	R	15,000,000	150,000

Disciplined Growth Plus Fund	Investor	50,000,000	$500,000
	Institutional	25,000,000	250,000
	A	20,000,000	200,000
	C	15,000,000	150,000
	R	15,000,000	150,000

Multi-Asset Real Return Fund	Investor	50,000,000	$500,000
	Institutional	25,000,000	250,000
	A	35,000,000	350,000
	C	20,000,000	200,000
	R	15,000,000	150,000

NT Core Equity Plus Fund	Institutional	200,000,000	$2,000,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Emerging Markets Value Fund	Investor	45,000,000	$450,000
	Institutional	25,000,000	250,000
	A	15,000,000	150,000
	C	15,000,000	150,000
	R	15,000,000	150,000

NT Disciplined Growth Fund	Investor	90,000,000	$900,000
	Institutional	240,000,000	2,400,000
AC Alternatives Emerging	Investor	50,000,000	$500,000
Opportunities Total Return Fund	Institutional	50,000,000	500,000
	A	50,000,000	500,000
	C	50,000,000	500,000
	R	40,000,000	400,000
	R6	40,000,000	400,000

SEVENTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Six Billion Five Hundred Million (6,500,000,000) shares of the Six Billion Five Hundred Million (6,500,000,000) shares of authorized capital stock of the Corporation among the seventeen (17) series of stock of the Corporation and the various Classes of each as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Global Gold Fund	Investor	360,000,000	$3,600,000
	I	30,000,000	300,000
	A	20,000,000	200,000
	C	15,000,000	150,000
	R	20,000,000	200,000

Income & Growth Fund	Investor	370,000,000	$3,700,000
	I	40,000,000	400,000
	A	50,000,000	500,000
	C	15,000,000	150,000
	R	20,000,000	200,000
	R5	50,000,000	500,000

Equity Growth Fund	Investor	680,000,000	$6,800,000
	I	120,000,000	1,200,000
	A	45,000,000	450,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R5	50,000,000	500,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Utilities Fund	Investor	260,000,000	$2,600,000

Disciplined Growth Fund	Investor	170,000,000	$1,700,000
	I	100,000,000	1,000,000
	A	50,000,000	500,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R5	50,000,000	500,000
	Y	50,000,000	500,000

AC Alternatives Equity	Investor	70,000,000	$700,000
Market Neutral Fund	I	30,000,000	300,000
	A	20,000,000	200,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R5	50,000,000	500,000
	Y	50,000,000	500,000

Small Company Fund	Investor	340,000,000	$3,400,000
	I	35,000,000	350,000
	A	35,000,000	350,000
	C	15,000,000	150,000
	R	20,000,000	200,000
	R5	50,000,000	500,000

NT Equity Growth Fund	Institutional	985,000,000	$9,850,000

NT Small Company Fund	Institutional	340,000,000	$3,400,000

International Core Equity Fund	Investor	40,000,000	$400,000
	I	25,000,000	250,000
	A	20,000,000	200,000
	C	15,000,000	150,000
	R	15,000,000	150,000

Core Equity Plus Fund	Investor	110,000,000	$1,100,000
	I	25,000,000	250,000
	A	15,000,000	150,000
	C	15,000,000	150,000
	R	15,000,000	150,000

AC Alternatives Disciplined	Investor	50,000,000	$500,000
Long Short Fund	I	25,000,000	250,000
	A	20,000,000	200,000
	C	15,000,000	150,000
	R	15,000,000	150,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Multi-Asset Real Return Fund	Investor	50,000,000	$500,000
	I	25,000,000	250,000
	A	30,000,000	300,000
	C	20,000,000	200,000
	R	15,000,000	150,000
	R5	50,000,000	500,000

NT Core Equity Plus Fund	Institutional	320,000,000	$3,200,000

Emerging Markets Value Fund	Investor	45,000,000	$450,000
	I	25,000,000	250,000
	A	15,000,000	150,000
	C	15,000,000	150,000
	R	15,000,000	150,000

NT Disciplined Growth Fund	Investor	80,000,000	$800,000
	Institutional	330,000,000	3,300,000
AC Alternatives Emerging	Investor	50,000,000	$500,000
Opportunities Total Return Fund	R5	50,000,000	500,000
	A	45,000,000	450,000
	R	35,000,000	350,000
	R6	40,000,000	400,000
	I	50,000,000	500,000
	Y	50,000,000	500,000

EIGHTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or Class or any unissued shares that have not been allocated to a series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and Classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH: The Board of Directors of the Corporation duly adopted resolutions dividing into series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles of Amendment.

ELEVENTH:     The amendments to the Articles of Incorporation as set forth above was approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-105(c)(12) or Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

TWELFTH: These Articles of Amendment shall become effective at 12:01 a.m. on April 10, 2017.

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IN WITNESS WHEREOF, AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 27th day of March, 2017.

ATTEST:		AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

	/s/ Otis H. Cowan		/s/ Charles A. Etherington
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED SENIOR VICE PRESIDENT OF AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: March 27, 2017	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President